                                                                    EXHIBIT 99.1



                                For further information contact:

                                John Schoen             Jack Seller
                                COO/CFO                 Director, Marketing & PR
                                PCTEL, Inc.             PCTEL, Inc.
                                (773) 243-3000          (773) 243-3016
                                                        john_schoen@pctel.com
                                jack_seller@pctel.com




                    PCTEL NETS $1.1 MILLION IN SECOND QUARTER


         COMPANY ACHIEVES $2.9 MILLION IN WIRELESS AND LICENSING REVENUE

CHICAGO, IL -- JULY 29, 2003 -- PCTEL, Inc. (NASDAQ: PCTI), a leading provider of wireless solutions and access technology, today announced financial results for the second quarter ending June 30, 2003. Total revenue was $10.2 million for the second quarter of 2003 compared to $9.6 million reported in the second quarter of 2002. Net income for the second quarter of 2003 was $1.1 million, or $0.05 per diluted share, compared to a net loss of $(0.1) million, or $(0.01) per diluted share reported in the second quarter of 2002. Second quarter 2003 results included a $4.3 million gain on sale of its HSP modem line and a restructuring charge of $2.5 million.

During the second quarter ending June 30, 2003, PCTEL sold its HSP modem product line to Conexant Systems, Inc. (NASDAQ: CNXT). Total revenue in the quarter included $7.3 million related to HSP modems up to the time of the sale, and $2.9 million related to the company's ongoing wireless and licensing products. A year ago in the quarter ended June 30, 2002, the company had no revenue in wireless products and $0.7 million in licensing revenue.

"We are pleased to report revenue from all our new business activities -- licensing, Wi-Fi, and software-defined radios," said Marty Singer, PCTEL's Chairman and CEO. "In addition to our financial results, our Segue(TM) Roaming Client achieved significant traction in the industry as a result of our recently announced agreement with AT&T Wireless. With the divestiture of the HSP modem product line, we are now sharply focused on our wireless and intellectual property initiatives. We will leverage our strong balance sheet to invest aggressively in these activities and our shareholders should anticipate additional acquisitions and elevated product development and legal expenses as we build momentum for 2004.

Cash and short-term investments ended the quarter at $111.8 million, an increase of $10.7 million from the first quarter of 2003. Both the initial cash received from the HSP modem product line divesture and employee stock options exercised during the quarter positively impacted the cash position. The company anticipates an additional $4 million in cash from the HSP modem product line divestiture in the fourth quarter ending December 31, 2003. As of June 30, 2003,

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the company has repurchased 1.281 million out of the 2.0 million shares authorized by the board of Directors under its two share buyback programs. During the quarter ended June 30, 2003, 20,000 shares were repurchased under these programs.

CONFERENCE CALL / WEBCAST
The company will hold a conference call at 4:00 PM CDT (5:00 PM EDT) with Marty Singer, chairman and chief executive officer, and John Schoen, chief operating officer and chief financial officer. The session will include brief remarks, and can be accessed by calling (800) 545-9583 (U.S. / Canada) or (973) 317-5317 (international).

To listen via the Internet, please visit, www.pctel.com, or http://www.shareholder.com/pctel/MediaList.cfm

REPLAY: A replay will be available for two weeks after the call on PCTEL's web site at www.pctel.com or by calling (800) 428-6051 (U.S. / Canada) or (973) 709-2089 (international) access code: 300375.

ABOUT PCTEL
PCTEL, founded in March 1994, is a leading provider of wireless solutions and access technology. PCTEL's products include WLAN software products (Segue(TM) Product Line) that simplify installation, roaming, Internet access and billing. Through its subsidiary, DTI, the company designs, develops and distributes OEM receivers and receiver-based products that measure and monitor cellular networks. The company maintains a portfolio of more than 120 analog and broadband communications and wireless patents, issued or pending, including key and essential patents for modem technology. The company's products are sold or licensed to PC manufacturers, PC card and board manufacturers, wireless carriers, wireless ISPs, software distributors, wireless test and measurement companies, and system integrators. PCTEL headquarters are located at 8725 West Higgins Road, Suite 400, Chicago, IL 60631. Telephone: 773-243-3000. For more information, please visit our web site at: http://www.pctel.com.

PCTEL SAFE HARBOR STATEMENT
This press release contains "forward-looking statements" as defined in the Private Securities Litigation Reform Act of 1995. Specifically, the statements regarding PCTEL's expectations regarding the future growth of its wireless and licensing business; the ability to leverage the company's balance sheet to invest in future wireless and intellectual property initiatives through elevated product development, legal expenses, and additional acquisitions; the collection of future amounts due from the HSP modem product line divestiture; its intention to repurchase additional shares of its common stock, are forward looking statements within the meaning of the safe harbor. These statements are based on management's current expectations and actual results may differ materially from those projected as a result of certain risks and uncertainties. Some of these risks include, the ability to successfully grow the wireless products business,

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the ability to implement new technologies and obtain protection for the related intellectual property, and the risks inherent in potential acquisitions. These and other risks and uncertainties are detailed in PCTEL's Securities and Exchange Commission filings. These forward-looking statements are made only as of the date hereof, and PCTEL disclaims any obligation to update or revise the information contained in any forward-looking statement, whether as a result of new information, future events or otherwise.

                                      # # #




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                                   PCTEL, INC.
                 CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
             (UNAUDITED, IN THOUSANDS, EXCEPT PER SHARE INFORMATION)



                                                                  Three Months Ended               Six Months Ended
                                                                       June 30,                        June 30,
                                                              ------------------------        ------------------------
                                                                  2003            2002            2003           2002
                                                              --------        --------        --------        --------
REVENUES                                                      $ 10,176        $  9,557        $ 23,258        $ 19,899
COST OF REVENUES                                                 4,210           5,568          12,117          10,794
INVENTORY RECOVERY                                                (452)         (1,553)         (1,800)         (1,553)
                                                              --------        --------        --------        --------

GROSS PROFIT                                                     6,418           5,542          12,941          10,658
                                                              --------        --------        --------        --------
OPERATING EXPENSES (INCOME):
      Research and development                                   2,183           2,761           4,301           5,157
      Sales and marketing                                        1,892           1,853           4,154           3,491
      General and administrative                                 2,800           1,142           4,651           2,608
      Amortization of goodwill and other intangible assets         339                             438
      Acquired in-process research and development                                               1,100
      Restructuring charges                                      2,496             647           2,651             647
      Gain on sale of assets and related royalties              (4,332)                         (4,332)
      Amortization of deferred compensation                        241             183             540             358
                                                              --------        --------        --------        --------
           Total operating expenses                              5,619           6,586          13,503          12,261
                                                              --------        --------        --------        --------
INCOME (LOSS) FROM OPERATIONS                                      799          (1,044)           (562)         (1,603)
OTHER INCOME, NET:
      Other income, net                                            334             937             829           1,990
                                                              --------        --------        --------        --------
INCOME (LOSS) BEFORE PROVISION FOR INCOME TAXES                  1,133            (107)            267             387
PROVISION FOR INCOME TAXES                                          29              31              93              63
                                                              --------        --------        --------        --------
NET INCOME (LOSS)                                             $  1,104        $   (138)       $    174        $    324
                                                              ========        ========        ========        ========

Basic earnings (loss) per share                               $   0.06        $  (0.01)       $   0.01        $   0.02
Shares used in computing basic earnings per share               19,469          19,933          19,733          19,827

Diluted earnings (loss) per share                             $   0.05        $  (0.01)       $   0.01        $   0.02
Shares used in computing diluted earnings per share             20,807          19,933          20,635          20,042




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                                   PCTEL, INC.
                      CONSOLIDATED CONDENSED BALANCE SHEETS
                            (UNAUDITED, IN THOUSANDS)

                                                             June 30,      December 31,
                                                               2003            2002
                                                           -----------      ----------

                                         ASSETS
CURRENT ASSETS:
       Cash and cash equivalents                           $    91,542      $   53,333
       Short-term investments                                   20,228          58,405
       Accounts receivable, net                                  1,068           5,379
       Inventories, net                                          1,032           1,115
       Non-Trade Receivable                                      4,000
       Prepaid expenses and other assets                         3,051           5,144
                                                           -----------      ----------
              Total current assets                             120,921         123,376
PROPERTY AND EQUIPMENT, net                                      1,012           1,532
GOODWILL AND OTHER INTANGIBLE ASSETS, net                        9,087           1,620
OTHER ASSETS                                                       635           2,898
                                                           -----------      ----------
TOTAL ASSETS                                               $   131,655      $  129,426
                                                           ===========      ==========

                         LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES:
       Accounts payable                                    $       557      $    1,498
       Accrued royalties                                         3,282           3,658
       Income taxes payable                                      6,181           6,289
       Accrued liabilities                                       6,110           5,313
                                                           -----------      ----------
              Total current liabilities                         16,130          16,758
LONG-TERM LIABILITIES                                              138             115
                                                           -----------      ----------
              Total liabilities                                 16,268          16,873
                                                           -----------      ----------

STOCKHOLDERS' EQUITY:
       Common stock                                                 20              20
       Additional paid-in capital                              153,323         152,272
       Deferred compensation                                    (2,177)         (3,958)
       Retained earnings (deficit)                             (35,905)        (36,079)
       Accumulated other comprehensive income                      126             298
                                                           -----------      ----------
              Total stockholders' equity                       115,387         112,553
                                                           -----------      ----------

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY                 $   131,655      $  129,426
                                                           ===========      ==========